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                                                               Exhibit 10.4

            THIRD AMENDMENT TO THE DEFERRED COMPENSATION AGREEMENT

                             DATED APRIL 25, 1996

         THIS AMENDMENT is dated as of April 27, 2001, and is by and between the SOUTHSIDE BANCSHARES CORP., a Missouri corporation located in St. Louis Missouri (the "Company") and THOMAS M. TESCHNER (the "Employee").

         RECITALS:

         1. On April 25, 1996, the Employee and the Company entered into a certain Deferred Compensation Agreement (the "Agreement").

         2. The Company and the Employee agree that it is in the best interests of each party to amend the Agreement as provided below.

         NOW, THEREFORE, the Agreement is amended as follows with respect to years beginning on and after January 1, 2001:

         1. The first paragraph of Section 2 of the Agreement is amended to read as follows.

                  "2. Grant of Awards. As of the date of this Agreement, an
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                  initial grant of 6,518 shares of Performance Stock, having a value on the date of grant of $104,288.00 is hereby credited to Employee's Performance Stock Account. For each calendar year after 1995 during the term of this Agreement (including any year in which a Change in Control shall occur), Employee will be granted (as of the last business day of each such year which in the event of a Change in Control shall be the date of the Change in Control) such number of whole and/or fractional shares of Performance Stock, at a deemed value of the bid price of the Company's publicly traded common stock on the last trading day of the Plan Year (which in the event of a Change in Control shall be the date of the Change in Control) in the case of 2.a. and 2.b. and Five Dollars and Thirty Three Cents ($5.33) per share in the case of 2.c., as shall have a value equal to the sum of:"

         IN WITNESS OF THE ABOVE, Employee has executed this Second Amendment and the Company has caused its duly authorized officers to execute this Second Amendment.

Employee:                                  Company:

THOMAS M. TESCHNER                         SOUTHSIDE BANCSHARES CORP.


/s/ Thomas M. Teschner                     /s/ Norville K. McClain
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Thomas M. Teschner                         Its Director
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